As filed with the Securities and Exchange Commission on May 9, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BIOHAVEN LTD.

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
(Exact Name of Registrant as Specified in its Charter)
c/o Biohaven Pharmaceuticals, Inc., 215 Church Street New Haven, Connecticut 06510
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Biohaven Ltd. 2022 Equity Incentive Plan
Biohaven Ltd. 2022 Employee Share Purchase Plan
(Full Title of the Plan)
Vlad Coric, M.D.
Chief Executive Officer
Biohaven Ltd.
215 Church Street
New Haven, Connecticut 06510
Telephone: (203) 404-0410
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
Copies to: Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, this registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 4,055,785 common shares, no par value (the “Common Shares”), of Biohaven Ltd. (the “Company”) consisting of (i) 3,244,628 Common Shares to be issued pursuant to the Company’s 2022 Equity Incentive Plan (the “Incentive Plan”) and (ii) 811,157 Common Shares to be issued pursuant to the Company’s 2022 Employee Share Purchase Plan (the “ESPP”), in each case pursuant to the terms of the Incentive Plan and the ESPP, respectively, providing for an automatic increase in the number of Common Shares reserved for issuance under the applicable plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
This Registration Statement is registering additional securities of the same class as registered under the effective Registration Statements of the Company on Form S-8 (File Nos. 333-267818 and 333-271886) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 11, 2022 and May 12, 2023, respectively (the “Earlier Registration Statements”). The contents of the Earlier Registration Statements are hereby incorporated by reference.

The Company hereby incorporates by reference the following additional documents:

(a)the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (the “Form 10-K”);
(b)the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 9, 2024;
(c)the Company’s Current Reports on Form 8-K, filed with the Commission on March 12, 2024, April 22, 2024 and May 1, 2024;

(d)the description of its Common Shares contained in the Form 10-K; and
(e)all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (except for information in those filings that is “furnished” to, rather than “filed” with, the Commission, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K).
The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on October 3, 2022).

4.2	Biohaven Ltd. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-267818) filed on October 11, 2022).

4.3	Biohaven Ltd. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-267818) filed on October 11, 2022).

5.1*	Opinion of Maples and Calder.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Maples and Calder (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table.
____________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 9th day of May, 2024.

BIOHAVEN LTD.

By:	/s/ Vlad Coric
Name: Vlad Coric, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Vlad Coric, Matthew Buten, George Clark and Warren Volles, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) or supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the date indicated.

Signature	Title	Date
/s/ Vlad Coric, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2024
Vlad Coric, M.D.

/s/ Matthew Buten	Chief Financial Officer (Principal Financial Officer)	May 9, 2024
Matthew Buten

/s/ George C. Clark	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2024
George C. Clark

/s/ Gregory Bailey	Director	May 9, 2024
Gregory Bailey

/s/ Irina Antonijevic	Director	May 9, 2024
Irina Antonijevic

/s/ John W. Childs	Director	May 9, 2024
John W. Childs

/s/ Julia Gregory	Director	May 9, 2024
Julia Gregory

/s/ Kishan Mehta	Director	May 9, 2024
Kishan Mehta

/s/ Michael Heffernan	Director	May 9, 2024
Michael Heffernan

/s/ Robert Hugin	Director	May 9, 2024
Robert Hugin